UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 2, 2017

ASHFORD HOSPITALITY PRIME, INC.

(Exact name of registrant as specified in its charter)

MARYLAND	001- 35972	46-2488594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Underwriting Agreements

On March 2, 2017, Ashford Hospitality Prime, Inc.  (the “Company”), Ashford Hospitality Prime Limited Partnership (“Ashford Prime OP”) and Ashford Hospitality Advisors LLC entered into an underwriting agreement (the “Preferred Stock Underwriting Agreement”) with UBS Securities LLC and Morgan Stanley & Co. LLC as representatives of the several underwriters named therein (the “Preferred Stock Underwriters”), pursuant to which the Company agreed to sell 1,975,000 shares (the “Firm Preferred Shares”) of the Company’s 5.50% Series B Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”) at a price to the public of $20.19 per share of Series B Preferred Stock ($19.554015 per share of Series B Preferred Stock to the Company, net of accumulated, accrued and unpaid dividends thereon and underwriting discount and commissions). Closing of the issuance and sale of the Firm Preferred Shares is scheduled for March 7, 2017. Pursuant to the Preferred Stock Underwriting Agreement, the Company granted the Preferred Stock Underwriters a 30-day option to purchase up to an additional 296,250 shares of Series B Preferred Stock on the same terms and conditions as the Firm Preferred Shares. The Company will pay cumulative dividends in cash on the Series B Preferred Stock at a rate of 5.50% per annum on the $25.00 liquidation preference per share of Series B Preferred Stock. The Company will receive net proceeds from the offering of Firm Preferred Shares of approximately $38.3 million, after deducting underwriting discounts, advisory fees and commissions and estimated offering expenses payable by the Company.

The Preferred Stock Underwriting Agreement provides that the obligations of the Preferred Stock Underwriters to purchase the Series B Preferred Stock are subject to approval of certain legal matters by counsel to the Preferred Stock Underwriters and other customary conditions. The Company has agreed to indemnify the Preferred Stock Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Preferred Stock Underwriters may be required to make because of any of the those liabilities.

The summary of the Preferred Stock Underwriting Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

On March 2, 2017, the Company, Ashford Prime OP and Ashford Hospitality Advisors LLC entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with UBS Securities LLC and Morgan Stanley & Co. LLC as representatives of the several underwriters named therein (the “Common Stock Underwriters”), pursuant to which the Company agreed to sell 5,750,000 shares (the “Firm Common Shares”) of the Company’s common stock (the “Common Stock”) at a price to the public of $12.15 per share of Common Stock ($11.60325 per share of Common Stock to the Company, net of underwriting discount and commissions). Closing of the issuance and sale of the Firm Common Shares is scheduled for March 7, 2017. Pursuant to the Common Stock Underwriting Agreement, the Company granted the Common Stock Underwriters a 30-day option to purchase up to an additional 862,500 shares of Common Stock on the same terms and conditions as the Firm Common Shares. The Company will receive net proceeds from the offering of Firm Common Shares of approximately $66.4 million, after deducting underwriting discounts, advisory fees and commissions and estimated offering expenses payable by the Company.

The Common Stock Underwriting Agreement provides that the obligations of the Common Stock Underwriters to purchase the Common Stock are subject to approval of certain legal matters by counsel to the Common Stock Underwriters and other customary conditions. The Company has agreed to indemnify the Common Stock Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Common Stock Underwriters may be required to make because of any of the those liabilities.

The summary of the Common Stock Underwriting Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.2 hereto and is incorporated herein by reference.

The Company expects to use the net proceeds from the offerings for general corporate purposes, including to fund future acquisitions, which may include the Company’s recently announced potential acquisitions, if such acquisitions are consummated.

The offerings of the Series B Preferred Stock and Common Stock have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective registration statement on Form S-3 (Registration No. 333-200718)  of the Company, as amended, and the prospectus supplements dated March 2, 2017, filed with the SEC pursuant to Rule 424(b) of the Securities Act.

Amendment and Restatement of Ashford Prime OP Limited Partnership Agreement

On March 7, 2017, Ashford Prime OP General Partner LLC and Ashford Prime OP Limited Partner LLC executed the Third Amended and Restated Agreement of Limited Partnership of Ashford Prime OP (the “Amendment and Restatement”).   The Amendment and Restatement includes additional preferred units of the Ashford Prime OP having substantially the same designations, preferences and other rights as the economic rights of the Company’s Series B Preferred Stock.  The Amendment and Restatement also incorporates some ministerial changes that are no longer applicable and to conform to certain tax law updates.

The description of the Amendment and Restatement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 3, 2016, the Company executed the Articles Supplementary Establishing Additional Shares of Series B Preferred Stock (the “Articles Supplementary”) for the purpose of designating an additional 2,200,000 shares of the Series B Preferred Stock.

The description of the Articles Supplementary contained in this Item 5.03 is qualified in its entirety by reference to the full text of the Articles Supplementary, which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
1.1

Preferred Stock Underwriting Agreement, dated March 2, 2017, among Ashford Hospitality Prime, Inc., Ashford Hospitality Prime Limited Partnership, Ashford Hospitality Advisors LLC and UBS Securities LLC and Morgan Stanley & Co. LLC.

1.2

Common Stock Underwriting Agreement, dated March 2, 2017, among Ashford Hospitality Prime, Inc., Ashford Hospitality Prime Limited Partnership, Ashford Hospitality Advisors LLC and UBS Securities LLC and Morgan Stanley & Co. LLC.

3.1

Articles Supplementary Establishing Additional Shares of Series B Preferred Stock of Ashford Hospitality Prime, Inc., accepted for record and certified by the Maryland State Department of Assessments and Taxation on March 3, 2017.

5.1	Opinion of Hogan Lovells US LLP regarding legality of the Series B Preferred Stock.
5.2	Opinion of Hogan Lovells US LLP regarding legality of the Common Stock.
8.1	Opinion of Andrews Kurth Kenyon LLP regarding tax matters of the Series B Preferred Stock.
8.2	Opinion of Andrews Kurth Kenyon LLP regarding tax matters of the Common Stock.
10.1	Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Prime Limited Partnership.
23.1	Consent of Hogan Lovells US LLP (included in its opinion filed as Exhibits 5.1 and 5.2).
23.2	Consent of Andrews Kurth Kenyon LLP (included in its opinion filed as Exhibits 8.1 and 8.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2017

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
1.1

Preferred Stock Underwriting Agreement, dated March 2, 2017, among Ashford Hospitality Prime, Inc., Ashford Hospitality Prime Limited Partnership, Ashford Hospitality Advisors LLC and UBS Securities LLC and Morgan Stanley & Co. LLC.

1.2

Common Stock Underwriting Agreement, dated March 2, 2017, among Ashford Hospitality Prime, Inc., Ashford Hospitality Prime Limited Partnership, Ashford Hospitality Advisors LLC and UBS Securities LLC and Morgan Stanley & Co. LLC.

3.1

Articles Supplementary Establishing Additional Shares of Series B Preferred Stock of Ashford Hospitality Prime, Inc., accepted for record and certified by the Maryland State Department of Assessments and Taxation on March 3, 2017.

5.1	Opinion of Hogan Lovells US LLP regarding legality of the Series B Preferred Stock.
5.2	Opinion of Hogan Lovells US LLP regarding legality of the Common Stock.
8.1	Opinion of Andrews Kurth Kenyon LLP regarding tax matters of the Series B Preferred Stock.
8.2	Opinion of Andrews Kurth Kenyon LLP regarding tax matters of the Common Stock.
10.1	Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Prime Limited Partnership.
23.1	Consent of Hogan Lovells US LLP (included in its opinion filed as Exhibits 5.1 and 5.2).
23.2	Consent of Andrews Kurth Kenyon LLP (included in its opinion filed as Exhibits 8.1 and 8.2).